UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 13, 2016 (June 11, 2016)

LinkedIn Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35168	47-0912023
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2029 Stierlin Court

Mountain View, CA 94043

(Address of principal executive offices, including zip code)

(650) 687-3600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 11, 2016, LinkedIn Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Microsoft Corporation (“Parent”) and Liberty Merger Sub Inc., a wholly owned subsidiary of Parent (“Merger Sub”).

The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent.

The Board of Directors of the Company unanimously determined that the transactions contemplated by the Merger Agreement, including the Merger, are in the best interests of the Company and its stockholders and approved the Merger Agreement and the transactions contemplated thereby, and unanimously resolved to recommend that the Company’s stockholders vote in favor of adoption of the Merger Agreement.

At the effective time of the Merger, each share of Class A common stock, par value $0.0001 per share, and Class B common stock, par value $0.0001 per share, of the Company (together, the “Common Stock”) issued and outstanding as of immediately prior to the effective time (other than shares held by (1) Parent, the Company (including shares held in treasury) or their respective subsidiaries and (2) stockholders who have properly exercised and perfected appraisal rights under Delaware law) will be cancelled and automatically converted into the right to receive cash in an amount equal to $196.00, without interest thereon (the “Per Share Amount”). In addition, subject to certain exceptions, unvested option awards and stock-based awards will be converted into corresponding awards that are subject to shares of Parent common stock. All shares of Common Stock underlying vested options and stock-based awards will be converted into the right to receive the Per Share Amount (or, in the case of options, the difference between the Per Share Amount and the applicable exercise price), less any applicable tax withholdings.

Consummation of the Merger is subject to certain conditions, including (1) the receipt of the necessary approval from the Company’s stockholders; (2) the expiration or termination of any waiting periods or receipt of any requisite consents applicable to the consummation of the Merger under certain antitrust and competition laws; and (3) the absence of any law or order restraining, enjoining or otherwise prohibiting the Merger. Each of Parent’s and the Company’s obligation to consummate the Merger is also subject to certain additional customary conditions, including (1) subject to specific standards, the accuracy of the representations and warranties of the other party; (2) performance in all material respects by the other party of its obligations under the Merger Agreement; and (3) the absence of a material adverse effect with respect to the other party.

The Company has made customary representations and warranties in the Merger Agreement and has agreed to customary covenants regarding the operation of the business of the Company and its subsidiaries prior to the closing of the Merger. The Company is also subject to customary restrictions on its ability to solicit acquisition proposals from third parties and to provide information to, and enter into discussions or negotiations with, third parties regarding alternative acquisition proposals. However, prior to the receipt of the approval of the Merger from the Company’s stockholders, the solicitation restrictions are subject to a customary “fiduciary out” provision that allows the Company, under certain circumstances, to provide information to, and enter into discussions or negotiations with, third parties with respect to an acquisition proposal if the Company’s Board of Directors determines in good faith that such acquisition proposal either constitutes, or is reasonably expected to lead to, a superior proposal and that the failure to do so would be inconsistent with its fiduciary duties under applicable law.

The Merger Agreement contains certain termination rights for the Company and Parent. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $725 million. Specifically, if the Merger Agreement is terminated by (1) Parent if the Company’s Board of Directors withdraws its recommendation of the Merger; (2) Parent or the Company in connection with the Company accepting a superior proposal; or (3) Parent or the Company if the Company fails to obtain the necessary approval from the Company’s stockholders, then the termination fee will be payable by the Company to Parent upon termination. The termination fee will also be payable in certain circumstances if the Merger Agreement is terminated and prior to such termination (but after the date of the Merger Agreement) an acquisition proposal is publicly announced or otherwise received by the Company and the Company consummates, or enters into a definitive agreement providing for, an acquisition transaction within one year of the termination.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1, and is incorporated into this report by this reference.

The Merger Agreement contains representations and warranties by each of Parent, Merger Sub and the Company. These representations and warranties were made solely for the benefit of the parties to the Merger Agreement and:

•	should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	may have been qualified in the Merger Agreement by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement;

•	may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws; and

•	were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement.

Item 8.01                                           Other Events.

On June 13, 2016, the Company and Parent issued a joint press release announcing the entry into the Merger Agreement, a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 11, 2016, by and among LinkedIn Corporation, Microsoft Corporation and Liberty Merger Sub Inc.*
99.1	Joint Press Release of Microsoft Corporation and LinkedIn Corporation dated June 13, 2016.

*Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  LinkedIn Corporation agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.

***

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINKEDIN CORPORATION

	By:	/s/ Michael J. Callahan
Michael J. Callahan
Senior Vice President, General Counsel and Secretary

Date: June 13, 2016

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 11, 2016, by and among LinkedIn Corporation, Microsoft Corporation and Liberty Merger Sub Inc.*
99.1	Joint Press Release of Microsoft Corporation and LinkedIn Corporation dated June 13, 2016.

*Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  LinkedIn Corporation agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.